Exhibit 99.1

Susquehanna Bancshares, Inc. Announces Third Quarter Results

    LITITZ, Pa.--(BUSINESS WIRE)--Oct. 24, 2005--Susquehanna
Bancshares, Inc., (Susquehanna) (Nasdaq:SUSQ) today announced net income for the third quarter of 2005 was $17.8 million, or $0.38 per diluted share, compared to $18.5 million, or $0.40 per diluted share, for the third quarter of 2004.



Third Quarter Financial Highlights:

-- Net loans and leases grew 3% from September 30, 2004, and when the effects of the March 2005 auto lease securitization are considered, the portfolio grew 10%.
    -- Real estate construction loans increased 37% to $896 million at September 30, 2005.
    --  Commercial loans increased 12% to $810 million at September
        30, 2005.

--  Total deposits grew 4% to $5.3 billion at September 30, 2005.
    --  Demand deposits grew 10% to $901 million at September 30,
        2005.

-- Net interest margin increased 11 basis points to 3.74% compared to 3.63% in the third quarter of 2004.

-- Net charge-offs as a percentage of average loans and leases were 0.29% at September 30, 2005, compared to 0.24% at September 30, 2004. Non-performing assets as a percentage of loans, leases and other real estate owned were 0.42% and 0.38% for the same period.

-- Wealth management fee income increased 14% to $7.0 million from $6.2 million in the third quarter of 2004. Commission income from property and casualty insurance sales increased 13% to $2.4 million from $2.1 million for the same period.


Linked Quarter Highlights (Third Quarter 2005 vs. Second Quarter 2005)

--  Net loans and leases grew 3% from June 30, 2005.
    -- Real estate construction loans increased 7% to $896 million at September 30, 2005.

--  Total deposits grew 4% from June 30, 2005.

-- Net interest margin decreased 7 basis points to 3.74% from 3.81% in the second quarter of 2005.


    Return on average assets and average equity for the third quarter of 2005 finished at 0.95% and 9.29%, respectively. This compared to the third quarter of 2004 with 1.00% and 10.07%, for the same measurements, respectively. Return on average assets and average equity for the first nine months of 2005 were 0.94% and 9.22%, respectively. This compared to 1.04% and 10.91% for the first nine months of 2004.
    Equity capital was $768 million at September 30, 2005, or $16.40 per share, compared to $746 million at September 30, 2004, or $16.05 per share.
    Susquehanna's previously disclosed six bank branch sales are expected to occur in the fourth quarter of 2005, pending regulatory approval. The combined transactions represent approximately $93 million of deposits and are expected to generate a pre-tax gain of approximately $8.6 million. These results should be included in the company's fourth quarter 2005 earnings report.
    The branch sales are part of Susquehanna's long-term strategy to optimize current branch locations and expand in higher growth markets in its Pennsylvania, Maryland, New Jersey and West Virginia footprint. As part of this strategy Susquehanna opened five new branches to date in 2005 in the following locations: Lancaster, Pa. (2 branches); Conshohocken, Pa.; Lumberton, N.J.; and Owings Mills, Md. A sixth new branch opening is planned in December 2005 in Pikesville, Md. Deposits generated within the first year of operation at the six new branches are expected to exceed the $93 million of deposits sold.
    We are revising our 2005 fully diluted EPS guidance to a range of $1.65 to $1.70 per share. Further discussion of guidance will take place on the conference call scheduled for October 25, 2005, at 11:00 a.m. Eastern time.



Additional Activity:

-- The board of directors of Susquehanna Bancshares, Inc. has declared a fourth quarter dividend of $0.24 per share on its common stock, payable on November 18, 2005 to shareholders of record October 31, 2005. This represents a 4.3% increase from the third quarter dividend of $0.23 per share. Susquehanna has increased its dividend every year since it was formed in 1982.

-- Susquehanna recently launched a new image advertising campaign focusing specifically on reinforcing its brand in the marketplace. With bold use of its blue and green brand colors and the distinctive message "Susquehanna --- A smarter way to money," this campaign encourages customers to look to Susquehanna as the best partner to help them meet their financial goals by using print ads, TV and radio commercials as well as other traditional and non-traditional promotional efforts to build awareness.

--  Susquehanna has once again been recognized as one of the 50
    Fastest Growing Companies in Central Pennsylvania, by the Central Penn Business Journal. The list was determined based on dollar and percentage growth in revenue from 2002 to 2004.


    "Our third quarter results were impacted by a decrease in net interest margin resulting from the special rate offered in our Indexed Money Market promotion. Despite the impact on margin, this promotion has created over $600 million in deposit increases for Susquehanna through September 30," said Susquehanna Chairman, President and CEO William J. Reuter. "Our double-digit increases in both demand deposits and net loans and leases demonstrate our employees' ability to develop new customer relationship opportunities as well as continue strong existing relationships within the communities we serve."
    Susquehanna will broadcast its third quarter results conference call over the Internet on October 25, 2005 at 11:00 a.m. Eastern time. The conference call will include management's discussion of third quarter results and may include forward-looking information such as matters affecting earnings and other financial metrics guidance. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna's Web site, located at www.susquehanna.net. To listen to the live call, please go to the Investor Relations section of Susquehanna's Web site at least fifteen minutes prior to the broadcast to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archive will be available on the Web site shortly after the call concludes.

    Susquehanna is a financial services holding company, operating in multiple states, with assets of $7.5 billion. It provides financial services through its subsidiaries at 156 locations in the mid-Atlantic region. In addition to its current three commercial banks, Susquehanna operates a trust and investment company, an asset management company, a property and casualty insurance brokerage company, a commercial leasing company and a vehicle leasing company. Investor information may be requested on Susquehanna's Web site at www.susquehanna.net.

    This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna's management uses these non-GAAP measures in its analysis of the Company's performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.
    The presentation of these non-GAAP financial measures is intended to supplement investors' understanding of Susquehanna's core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.
    This press release contains "forward-looking" statements as defined in the Private Securities Litigation Reform Act of 1995 that are based on Susquehanna's current expectations, estimates and projections about future events and financial trends affecting the financial condition of its business. These statements are not historical facts or guarantees of future performance, events or results. Such statements involve potential risks and uncertainties. Accordingly, actual results may differ materially. Susquehanna undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.




                     Susquehanna Bancshares, Inc.
                            P.O. Box 1000
                           Lititz, PA 17543

SUMMARY FINANCIAL INFORMATION
(Dollars in thousands, except per share data)

                                                     Nine Months
                                               -----------------------
                          3Q05        3Q04        2005        2004
                       ----------- ----------- ----------- -----------
Balance Sheet (EOP)
Investments            $1,168,043  $1,293,824  $1,168,043  $1,293,824
Loans and leases        5,334,008   5,166,137   5,334,008   5,166,137
Allowance for loan &
 lease losses (ALLL)       53,232      52,468      53,232      52,468
Total assets            7,539,967   7,449,856   7,539,967   7,449,856
Deposits                5,298,388   5,085,570   5,298,388   5,085,570
Short-term borrowings     374,123     460,820     374,123     460,820
FHLB borrowings           718,257     750,049     718,257     750,049
Long-term debt            172,905     223,397     172,905     223,397
Shareholders' equity      767,643     746,413     767,643     746,413

Stated Book Value per
 Share                      16.40       16.05       16.40       16.05
Tangible Book Value
 per Share                  10.95       10.63       10.95       10.63

Average Balance Sheet
Investments             1,168,496   1,350,141   1,216,699   1,166,310
Loans and leases        5,264,335   5,077,125   5,205,570   4,592,372
Total earning assets    6,498,132   6,483,478   6,481,538   5,834,247
Total assets            7,425,245   7,360,635   7,407,961   6,553,036
Deposits                5,143,908   5,080,371   5,126,122   4,618,407
Short-term borrowings     394,526     417,090     387,988     343,166
FHLB borrowings           743,150     732,242     763,456     611,950
Long-term debt            172,986     224,451     178,789     179,669
Shareholders' equity      758,124     731,406     751,935     623,729

Income Statement
Net interest income        60,706      58,412     180,020     154,448
Loan & lease loss
 provision                  3,215       2,783       8,445       6,590
Noninterest income         27,176      30,122      85,370      84,550
Noninterest expense        58,548      59,502     180,665     160,167
Income before taxes        26,119      26,249      76,280      72,241
Income taxes                8,358       7,743      24,410      21,310
Net income                 17,761      18,506      51,870      50,931
Basic earnings per
 share                       0.38        0.40        1.11        1.20
Diluted earnings per
 share                       0.38        0.40        1.11        1.19
Cash dividends paid
 per share                   0.23        0.22        0.69        0.66

Asset Quality
Net charge-offs (NCO)      $3,910      $3,126      $9,306      $5,943
Nonaccrual loans &
 leases                    19,033      18,204      19,033      18,204
OREO                        3,417       1,210       3,417       1,210
Total nonperforming
 assets (NPA)              22,450      19,414      22,450      19,414
Loans & leases 90 days
 past due                   8,489      10,126       8,489      10,126


                                                     Nine Months
                                               -----------------------
RATIO ANALYSIS            3Q05        3Q04        2005        2004
                       ----------- ----------- ----------- -----------

Credit Quality
NCO / Average loans &
 leases                      0.29%       0.24%       0.24%       0.17%
NPA / Loans & leases &
 OREO                        0.42%       0.38%       0.42%       0.38%
ALLL / Nonperforming
 loans & leases            279.68%     288.22%     279.68%     288.22%
ALLL / Total loans &
 leases                      1.00%       1.02%       1.00%       1.02%

Capital Adequacy
Equity / Assets             10.18%      10.02%      10.18%      10.02%
Long-term debt /
 Equity                     22.52%      29.93%      22.52%      29.93%

Profitability
Return on average
 assets                      0.95%       1.00%       0.94%       1.04%
Return on average
 equity                      9.29%      10.07%       9.22%      10.91%
Return on average
 tangible equity (1)        14.20%      15.60%      14.15%      13.91%
Net interest margin          3.74%       3.63%       3.75%       3.58%
Efficiency ratio            66.19%      66.67%      67.59%      66.52%
Efficiency ratio
 excluding Hann (1)         58.49%      59.07%      59.09%      62.31%


(1) Supplemental Reporting of Non-GAAP Financial Measures


    Susquehanna has presented a return on average tangible equity, which is a non-GAAP financial measure and is most directly comparable to the GAAP measurement of return on average equity. For purposes of computing return on average tangible equity, we have excluded the balance of intangible assets and their related amortization expense from our calculation of return on average tangible equity to allow us to review the core operating results of our company. This is consistent with the treatment by bank regulatory agencies which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios. A reconciliation of return on average tangible equity to return on average equity is set forth below.


Return on average
 equity (GAAP basis)         9.29%      10.07%       9.22%      10.91%
Effect of excluding
 average intangible
 assets and related
 amortization                4.91%       5.53%       4.93%       3.00%
Return on average
 tangible equity            14.20%      15.60%      14.15%      13.91%


    Susquehanna has presented an efficiency ratio excluding Hann, which is a non-GAAP financial measure and is most directly comparable to the GAAP presentation of efficiency ratio. We measure our efficiency ratio by dividing noninterest expenses by the sum of net interest income, on a FTE basis, and noninterest income. The presentation of an efficiency ratio excluding Hann is computed as the efficiency ratio excluding the effects of our auto leasing subsidiary, Hann Financial. Management believes this to be a preferred measurement because it excludes the volatility of full-term ratios, securitization gains, and residual values of Hann and provides more focused visibility into our core business activities. A reconciliation of efficiency ratio excluding Hann to efficiency ratio is set forth below.



Efficiency ratio (GAAP
 basis)                     66.19%      66.67%      67.59%      66.52%
Effect of excluding
 Hann                        7.70%       7.60%       8.50%       4.21%
Efficiency ratio
 excluding Hann             58.49%      59.07%      59.09%      62.31%



CONSOLIDATED BALANCE SHEETS

                              September 30, December 31, September 30,
                                  2005          2004         2004
                              ------------- ------------ -------------
                                 (in thousands, except share data)
Assets
  Cash and due from banks         $185,623     $160,574      $182,857
  Short-term investments:
    Restricted                      27,379       27,190        26,637
    Unrestricted                    44,086       31,544        26,952
                              ------------- ------------ -------------
      Total short-term
       investments                  71,465       58,734        53,589
                              ------------- ------------ -------------
  Securities available for
   sale                          1,161,576    1,240,945     1,289,222
  Securities held to maturity
   (fair values approximate
   $6,467, $4,469, and
   $4,602)                           6,467        4,469         4,602
  Loans and leases, net of
   unearned income               5,334,008    5,253,008     5,166,137
    Less: Allowance for loan
     and lease losses               53,232       54,093        52,468
                              ------------- ------------ -------------
      Net loans and leases       5,280,776    5,198,915     5,113,669
                              ------------- ------------ -------------
  Premises and equipment, net       88,988       83,606        80,399
  Foreclosed assets                  3,417        1,340         1,210
  Accrued income receivable         23,830       21,661        21,711
  Bank-owned life insurance        255,120      249,691       247,336
  Goodwill                         242,718      240,632       239,432
  Intangible assets with
   finite lives                     12,149       11,960        12,640
  Investment in and
   receivables from
   unconsolidated entities         103,310       68,384        62,541
  Other assets                     104,528      134,162       140,648
                              ------------- ------------ -------------
                                $7,539,967   $7,475,073    $7,449,856
                              ============= ============ =============

Liabilities and Shareholders'
 Equity
  Deposits:
    Demand                        $900,715     $853,411      $817,744
    Interest-bearing demand      1,774,273    1,765,077     1,811,651
    Savings                        481,778      559,530       574,339
    Time                         1,362,843    1,367,282     1,375,371
    Time of $100 or more           778,779      585,382       506,465
                              ------------- ------------ -------------
      Total deposits             5,298,388    5,130,682     5,085,570
  Short-term borrowings            374,123      420,868       460,820
  FHLB borrowings                  718,257      751,220       750,049
  Long-term debt                   150,000      200,000       200,000
  Junior subordinated
   debentures                       22,905       23,277        23,397
  Accrued interest, taxes,
   and expenses payable             73,430       41,255        58,185
  Deferred taxes                   103,887      114,050        94,431
  Other liabilities                 31,334       42,027        30,991
                              ------------- ------------ -------------
      Total liabilities          6,772,324    6,723,379     6,703,443
                              ------------- ------------ -------------

  Shareholders' equity:
    Common stock, $2.00 par
     value, 100,000,000
     shares authorized;
     Issued: 46,809,572 at
     September 30, 2005;
     46,592,930 at December
     31, 2004; and 46,504,941
     at September 30, 2004          93,619       93,186        93,010
    Additional paid-in
     capital                       230,221      226,384       225,021
    Retained earnings              454,833      435,159       426,607
    Accumulated other
     comprehensive income
     (loss), net of taxes of
     $(5,939), $(1,634), and
     $956, respectively            (11,030)      (3,035)        1,775
                              ------------- ------------ -------------
      Total shareholders'
       equity                      767,643      751,694       746,413
                              ------------- ------------ -------------
                                $7,539,967   $7,475,073    $7,449,856
                              ============= ============ =============



CONSOLIDATED STATEMENTS OF INCOME

                                Three Months Ended  Nine Months Ended
                                  September 30,       September 30,
------------------------------- ------------------ -------------------
(In thousands, except per share
 data)                            2005      2004     2005      2004
------------------------------- --------- -------- --------- ---------
Interest Income:
  Loans and leases, including
   fees                          $87,747  $74,255  $249,065  $198,790
  Securities:
      Taxable                      9,898   11,761    31,169    29,174
      Tax-exempt                     206      508     1,020     1,067
      Dividends                      587      765     1,924     1,655
  Short-term investments             500      159     1,186       543
                                --------- -------- --------- ---------
    Total interest income         98,938   87,448   284,364   231,229
                                --------- -------- --------- ---------

Interest Expense:
  Deposits:
    Interest-bearing demand        7,961    5,092    19,157    11,452
    Savings                          538      655     1,704     1,487
    Time                          16,636   12,554    45,953    35,977
  Short-term borrowings            2,814    1,228     6,949     2,646
  FHLB borrowings                  7,815    5,946    22,805    16,254
  Long-term debt                   2,468    3,561     7,776     8,965
                                --------- -------- --------- ---------
    Total interest expense        38,232   29,036   104,344    76,781
                                --------- -------- --------- ---------
Net interest income               60,706   58,412   180,020   154,448
Provision for loan and lease
 losses                            3,215    2,783     8,445     6,590
                                --------- -------- --------- ---------
Net interest income, after
 provision for loan and lease
 losses                           57,491   55,629   171,575   147,858
                                --------- -------- --------- ---------

Noninterest Income:
  Service charges on deposit
   accounts                        5,574    5,955    15,866    16,270
  Vehicle origination,
   servicing, and
   securitization fees             4,444    4,894    12,276    15,575
  Asset management fees            4,505    3,784    13,331    10,478
  Income from fiduciary-related
   activities                      1,495    1,434     4,441     4,260
  Commissions on brokerage,
   life insurance and annuity
   sales                           1,019      943     3,278     2,999
  Commissions on property and
   casualty insurance sales        2,372    2,101     8,327     6,690
  Income from bank-owned life
   insurance                       2,349    2,430     6,876     6,694
  Net gain on sale of loans and
   leases                          1,104      977     5,674     7,625
  Net gain on securities             807    3,770     4,188     4,338
  Other                            3,507    3,834    11,113     9,621
                                --------- -------- --------- ---------
    Total noninterest income      27,176   30,122    85,370    84,550
                                --------- -------- --------- ---------

Noninterest Expenses:
  Salaries and employee
   benefits                       27,444   28,331    83,914    78,127
  Occupancy                        4,574    4,160    14,194    11,544
  Furniture and equipment          2,534    2,388     7,523     6,675
  Amortization of intangible
   assets                            386      413     1,140       792
  Vehicle residual value           2,477    1,663     7,727     4,053
  Vehicle delivery and
   preparation                     3,249    4,120     9,697    10,199
  Other                           17,884   18,427    56,470    48,777
                                --------- -------- --------- ---------
    Total noninterest expenses    58,548   59,502   180,665   160,167
                                --------- -------- --------- ---------
Income before income taxes        26,119   26,249    76,280    72,241
Provision for income taxes         8,358    7,743    24,410    21,310
                                --------- -------- --------- ---------
Net Income                       $17,761  $18,506   $51,870   $50,931
                                ========= ======== ========= =========

Earnings per share:
    Basic                          $0.38    $0.40     $1.11     $1.20
    Diluted                        $0.38    $0.40     $1.11     $1.19
Cash dividends                     $0.23    $0.22     $0.69     $0.66
Average shares outstanding:
    Basic                         46,763   46,478    46,676    42,596
    Diluted                       46,988   46,711    46,896    42,883



DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis
----------------------------------------------------------------------
                For the Three Month-Period  For the Three-Month Period
                 Ended September 30, 2005    Ended September 30, 2004
------------------------------------------ ---------------------------
(Dollars in      Average             Rate    Average             Rate
 thousands)      Balance   Interest   (%)    Balance   Interest   (%)
------------------------------------------ ---------------------------
Assets
Short-term
 investments      $65,301      $500  3.04     $56,212      $160  1.13
Investment
 securities:
  Taxable       1,148,672    10,485  3.62   1,306,170    12,525  3.81
  Tax-
   advantaged      19,824       317  6.34      43,971       781  7.07
-------------------------- ---------       ----------- ---------

 Total
  investment
  securities    1,168,496    10,802  3.67   1,350,141    13,306  3.92
-------------------------- ---------       ----------- ---------
Loans and
 leases, (net):
  Taxable       5,185,972    86,897  6.65   4,996,775    73,448  5.85
  Tax-
   advantaged      78,363     1,308  6.62      80,350     1,242  6.15
-------------------------- ---------       ----------- ---------

 Total loans
  and leases    5,264,335    88,205  6.65   5,077,125    74,690  5.85
-------------------------- ---------       ----------- ---------

Total interest-
 earning assets 6,498,132   $99,507  6.08   6,483,478   $88,156  5.41
                           ---------                   ---------
Allowance for
 loan and lease
 losses           (55,484)                    (53,562)
Other non-
 earning assets   982,597                     930,719
--------------------------                 -----------

   Total
    assets     $7,425,245                  $7,360,635
--------------------------                 -----------

Liabilities
Deposits:
  Interest-
   bearing
   demand      $1,745,718    $7,961  1.81  $1,822,372    $5,092  1.11
  Savings         506,519       538  0.42     589,745       655  0.44
  Time          2,019,095    16,636  3.27   1,843,671    12,554  2.71
Short-term
 borrowings       394,526     2,814  2.83     417,090     1,229  1.17
FHLB borrowings   743,150     7,815  4.17     732,242     5,946  3.23
Long-term debt    172,986     2,468  5.66     224,451     3,560  6.31
-------------------------- ---------       ----------- ---------

Total interest-
 bearing
 liabilities    5,581,994   $38,232  2.72   5,629,571   $29,036  2.05
                           ---------                   ---------
Demand deposits   872,576                     824,583
Other
 liabilities      212,551                     175,075
--------------------------                 -----------

   Total
    liabilities 6,667,121                   6,629,229
---------------

Equity            758,124                     731,406
--------------------------                 -----------

Total
 liabilities &
 shareholders'
 equity        $7,425,245                  $7,360,635
--------------------------                 -----------

Net interest
 income / yield
 on average
 earning assets             $61,275  3.74               $59,120  3.63
                           ---------                   ---------

1. Average loan balances include non accrual loans.

2. Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.

3. For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.



DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY
(continued)

Interest rates and interest differential-taxable equivalent basis
----------------------------------------------------------------------
                For the Nine-Month Period   For the Nine-Month Period
                 Ended September 30, 2005    Ended September 30, 2004
------------------------------------------ ---------------------------
(Dollars in      Average             Rate    Average             Rate
 thousands)      Balance   Interest   (%)    Balance   Interest   (%)
------------------------------------------ ---------------------------
Assets
Short-term
 investments      $59,269    $1,186  2.68     $75,565      $543  0.96
Investment
 securities:
  Taxable       1,186,259    33,092  3.73   1,136,607    30,829  3.62
  Tax-
   advantaged      30,440     1,570  6.90      29,703     1,642  7.38
-------------------------- ---------       ----------- ---------

 Total
  investment
  securities    1,216,699    34,662  3.81   1,166,310    32,471  3.72
-------------------------- ---------       ----------- ---------
Loans and
 leases, (net):
  Taxable       5,123,298   246,514  6.43   4,518,955   196,548  5.81
  Tax-
   advantaged      82,272     3,925  6.38      73,417     3,449  6.28
-------------------------- ---------       ----------- ---------

 Total loans
  and leases    5,205,570   250,439  6.43   4,592,372   199,997  5.82
-------------------------- ---------       ----------- ---------

Total interest-
 earning assets 6,481,538  $286,287  5.91   5,834,247  $233,011  5.33
                           ---------                   ---------
Allowance for
 loan and lease
 losses           (54,381)                    (47,545)
Other non-
 earning assets   980,804                     766,334
--------------------------                 -----------

   Total
    assets     $7,407,961                  $6,553,036
--------------------------                 -----------

Liabilities
Deposits:
  Interest-
   bearing
   demand      $1,716,314   $19,157  1.49  $1,589,569   $11,452  0.96
  Savings         540,233     1,704  0.42     547,022     1,487  0.36
  Time          2,001,155    45,953  3.07   1,721,819    35,977  2.79
Short-term
 borrowings       387,988     6,949  2.39     343,166     2,646  1.03
FHLB borrowings   763,456    22,805  3.99     611,950    16,255  3.55
Long-term debt    178,789     7,776  5.81     179,669     8,964  6.66
-------------------------- ---------       ----------- ---------

Total interest-
 bearing
 liabilities    5,587,935  $104,344  2.50   4,993,195   $76,781  2.06

                           ---------                   ---------
Demand deposits   868,420                     759,997
Other
 liabilities      199,671                     176,115
--------------------------                 -----------

   Total
    liabilities 6,656,026                   5,929,307
---------------

Equity            751,935                     623,729
--------------------------                 -----------

Total
 liabilities &
 shareholders'
 equity        $7,407,961                  $6,553,036
--------------------------                 -----------

Net interest
 income / yield
 on average
 earning assets            $181,943  3.75              $156,230  3.58
                           ---------                   ---------

1. Average loan balances include non accrual loans.

2. Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.

3. For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.



LOANS AND LEASES

Loans and leases, net of unearned income, were as follows:

                                   September    December    September
                                      30,          31,         30,
                                     2005         2004        2004
                                  ----------- ------------ -----------
                                             (in thousands)
Commercial, financial, and
 agricultural                       $810,112     $760,106    $724,719
Real estate - construction           896,243      741,660     654,702
Real estate secured - residential  1,603,837    1,611,999   1,611,456
Real estate secured - commercial   1,240,774    1,252,753   1,246,638
Consumer                             328,395      351,846     356,620
Leases                               454,647      534,644     572,002
                                  ----------- ------------ -----------
    Total loans and leases        $5,334,008   $5,253,008  $5,166,137
                                  =========== ============ ===========

    CONTACT: Susquehanna Bancshares, Inc.
             Abram G. Koser, 717-625-6305
             ir@susquehanna.net